MBNA CORPORATION AND SUBSIDIARIES
                             FINANCIAL HIGHLIGHTS
               (dollars in thousands, except per share amounts)

                                    For the Three Months  For the Six Months
                                       Ended June 30,       Ended June 30,
                                       1996       1995       1996       1995
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                                               (unaudited)
INCOME STATEMENT DATA FOR THE PERIOD:

Net interest income...............  $ 150,130  $ 137,857  $ 301,325  $ 257,546
Provision for possible
 credit losses....................     49,112     36,516     98,600     62,101
Other operating income............    444,061    332,602    841,609    629,833
Other operating expense...........    374,020    306,112    720,552    584,260
  Net income(a)...................    103,320     76,835    195,542    145,560

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PER COMMON SHARE DATA FOR THE PERIOD(b):

Earnings(c).......................  $     .44  $     .34  $     .83  $     .64
Dividends.........................        .16        .14        .32        .28
Book value........................       5.47       4.47

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RATIOS:

Return on average total assets....       3.03%      2.69%      2.91%      2.76%
Return on average stockholders'
 equity...........................      32.13      32.37      31.02      31.41
Average receivables to average
 deposits.........................      88.05      96.10      90.32      92.43
Stockholders' equity to total
 assets...........................       9.81       8.25

Loan Portfolio:
  Delinquency(d)..................       3.31       2.55
  Net credit losses...............       2.27       1.88       2.30       1.78

Managed Loans(e):
  Delinquency.....................       3.87       3.23
  Net credit losses...............       3.46       2.64       3.37       2.64
  Net interest margin(f)..........       7.66       7.37       7.67       7.36

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
                       MBNA CORPORATION AND SUBSIDIARIES
                             FINANCIAL HIGHLIGHTS
               (dollars in thousands, except per share amounts)

                            For the Three Months        For the Six Months
                               Ended June 30,              Ended June 30,
                             1996          1995          1996           1995
- ------------------------------------------------------------------------------
                                               (unaudited)
MANAGED LOAN DATA(e):

At Period End:
  Loans held for
   securitization....... $  2,811,305 $  2,643,419
  Loan portfolio........    5,357,127    4,544,053
  Securitized loans.....   22,396,267   15,529,654
                         ------------ ------------
    Total managed loans. $ 30,564,699 $ 22,717,126
                         ============ ============

Average:
  Loans held for
   securitization....... $  2,264,506 $  2,867,121  $  2,639,403  $  2,539,100
  Loan portfolio........    5,788,902    4,562,513     5,467,643     4,167,378
  Securitized loans.....   21,029,887   14,078,956    19,939,966    13,688,700
                         ------------ ------------  ------------  ------------
    Total managed loans. $ 29,083,295 $ 21,508,590  $ 28,047,012  $ 20,395,178
                         ============ ============  ============  ============
For the Period:
  Sales and cash
   advance ............. $ 11,357,035 $  8,479,998  $ 20,812,855  $ 15,732,486

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BALANCE SHEET DATA AT PERIOD END:

Investment securities
 and money market
 instruments............ $  2,797,561 $  2,904,895
Loans held for
 securitization.........    2,811,305    2,643,419

Credit card loans.......    4,298,466    3,913,823
Other consumer loans....    1,058,661      630,230
                         ------------ ------------
  Total loans...........    5,357,127    4,544,053
Reserve for possible
 credit losses..........     (110,406)    (104,101)
                         ------------ ------------
  Net loans.............    5,246,721    4,439,952

Total assets............   13,954,375   12,080,216
Total deposits..........    9,207,263    8,055,523
Stockholders' equity....    1,369,331      996,089
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
                       MBNA CORPORATION AND SUBSIDIARIES
                             FINANCIAL HIGHLIGHTS
               (dollars in thousands, except per share amounts)

                                For the Three Months      For the Six Months
                                   Ended June 30,           Ended June 30,
                                  1996        1995         1996        1995
- ------------------------------------------------------------------------------
                                                 (unaudited)
AVERAGE BALANCE SHEET DATA:

Investment securities and
 money market instruments.... $ 2,918,939 $ 2,252,747  $ 2,790,652 $ 2,203,524
Loans held for
 securitization..............   2,264,506   2,867,121    2,639,403   2,539,100

Credit card loans............   4,809,870   3,975,904    4,521,827   3,607,808
Other consumer loans.........     979,032     586,609      945,816     559,570
                              ----------- -----------  ----------- -----------
  Total loans................   5,788,902   4,562,513    5,467,643   4,167,378
Reserve for possible credit
 losses......................    (106,892)   (102,953)    (106,568)   (102,365)
                              ----------- -----------  ----------- -----------
  Net loans..................   5,682,010   4,459,560    5,361,075   4,065,013

Total assets.................  13,707,724  11,462,376   13,512,937  10,626,885
Total deposits...............   9,146,243   7,730,936    8,975,696   7,256,008
Stockholders' equity.........   1,293,143     952,079    1,267,838     934,445
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Weighted average common
 shares outstanding and
 common stock equivalents
 (000)(b)....................     230,039     228,111      229,968     227,257
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NOTES:
(a) Net income for the six months ended June 30, 1996, includes a $32.8 million tax benefit related to deductions for the amortization of Customer-based intangible assets acquired in connection with the 1991 initial public offering of the Corporation's Common Stock, and a charge of $32.8 million net of tax ($54.3 million pre-tax) related to the launch of the MBNA Platinum Plus Visa and Mastercard program. These items were recognized by the Corporation during the three months ended March 31, 1996.
(b) Per common share data and weighted average common shares outstanding and common stock equivalents have been restated to reflect the three-for-two split of the Corporation's Common Stock, effected in the form of a dividend, issued February 16, 1996, to stockholders of record as of February 2, 1996.
(c) Earnings per common share is computed using net income applicable to common stock and weighted average common shares outstanding (including common stock equivalents).
(d) Loan portfolio delinquency does not include loans held for securitization or securitized loans.
(e) Managed loans include the Corporation's loans held for securitization, loan portfolio, and securitized loans.
(f) Managed net interest margin is presented on a fully taxable equivalent basis.